Exhibit 99.1
Nasdaq: MRNS @MarinusPharma Photo Credit: Kelly Crews Photography Ryan (center) Living with CDKL5 deficiency disorder Corporate Presentation November 2023

©2023 Marinus Pharmaceuticals. All Rights Reserved I To the extent that statements contained in this presentation are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this presentation include, among others, statements regarding our expected revenue and expenses; our commercialization plans for ZTALMY® and clinical development plans for ganaxolone, and the expected timing thereof; our anticipated and potential financing plans; the clinical development schedule and milestones; expected dosing in our clinical trials; our expected timing to begin and complete enrollment in our clinical trials; the expected trial design, target patient population and endpoints for our clinical trials; interpretation of scientific basis for ganaxolone use; timing for availability and release of data; the potential safety and efficacy and therapeutic potential of ganaxolone; timing and expectations regarding the potential benefits ZTALMY will provide for patients and physicians; timing and expectations regarding regulatory communications and submissions; expectations regarding our agreement with BARDA; expectations regarding our current and contemplated collaborations with ex-US partners, including the potential benefits and timing thereof; expectations regarding the potential market opportunities for our product candidates; expectations regarding patient populations; expectations regarding potential commercial alliances; expectations regarding our cash flow, cash projections and cash runway; expectations regarding the continued uptake of ZTALMY; expectations regarding the impact of on-going scientific and clinical research investments on our product candidates; estimated net patient pricing of ZTALMY and related market access and payer coverage; expectations regarding long-term patient response and retention for ZTALMY; plans and expectations to optimize costs and expenses; expectations regarding operating margins; plans for commercial investments; plans to leverage existing our infrastructure and knowledge; our plans for the global access program and the expected benefits and timing thereof; and our expectations regarding future opportunities of oral and IV ganaxolone. Forward-looking statements in this presentation involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, uncertainties and delays relating to patient and physician acceptance of ZTALMY; our ability to obtain adequate market access for ZTALMY; our ability to comply with the U.S. Food and Drug Administration’s (“FDA”) requirement for additional post-market studies in the required timeframes; the timing of regulatory filings; the potential that regulatory authorities, including the FDA and the European Medicines Agency (“EMA”), may not grant or may delay approval for our product candidates; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA or EMA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; our ability to obtain and maintain regulatory approval for our product candidates; our ability to obtain, maintain, protect and defend intellectual property for our product candidates; the potential negative impact of third party patents on our collaborators’ or our ability to commercialize ganaxolone; delays, interruptions or failures in the manufacture and supply of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to service those markets; our cash and cash equivalents may not be sufficient to support our operating plan for as long as anticipated; our expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; our ability to obtain additional funding to support our commercial and clinical development programs; our dependence on ex-US partners to commercialize ZTALMY outside of the US; the potential for our ex-US partners to breach our collaboration agreements or terminate the agreements; the effect of the COVID-19 pandemic on our business, the medical community, regulators and the global economy; and the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our product candidates. Marinus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, see filings we have made with the Securities and Exchange Commission. You may access these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Safe Harbor Statement 2

©2023 Marinus Pharmaceuticals. All Rights Reserved I Ganaxolone Development Pipeline 3 Ganaxolone is a positive allosteric GABAA receptor modulator with a well-defined MOA designed to treat patients suffering from seizure disorders. Ganaxolone is designed to modulate both synaptic and extrasynaptic GABAA receptors to calm over-excited neurons. Ongoing trial Planned future trial PDUFA date March 2022 MAA filing validation Q4 2021 Oral Suspension Intravenous Intravenous Second Generation Formulation Oral Suspension CDKL5 Deficiency Disorder Marigold Study FDA & EMA approved Interim analysis Q2 2024 Enroll first patient 2H 2023 LGS trial to begin 2025 Topline data mid-year 2024 Refractory Status Epilepticus RAISE Trial Tuberous Sclerosis Complex TrustTSC Trial Refractory Status Epilepticus RAISE II Trial Lennox-Gastaut Syndrome Phase 1 Phase 2 Phase 3 Approved Anticipated Milestones Second Generation Formulation

Ganaxolone U.S. Market Opportunity

	Oral Ganaxolone		Intravenous (IV) Ganaxolone		Second Generation Product Development
	COMMERCIAL	PIPELINE	PIPELINE		PIPELINE
Indication	CDKL5 deficiency disorder	Tuberous sclerosis complex	Refractory status epilepticus		Lennox-Gastaut syndrome
Stage	Ztalmy® CV (ganaxolone) oral suspension 50 mg/mL *FDA and EMA approved*	TrustTSC - Ph3 TrustTSC trial underway - Topline data anticipated mid-year 2024	raise - Ph3 RAISE trial underway - Interim analysis planned Q2 2024	raise II - Ph3 RAISE II trial for European registration expected to initiate 2H 2023	- Exploring application of extended-release technologies - LGS trial anticipated to begin 2025
Incidence / Prevalence	- 1:40,000 live births[1] - 90-100 U.S. newborns / year	- 1:6,000 live births[2] - 9.6-11k highly refractory[6]	35k U.S. patients / year[3,4]		- 26:100,000 people[5] - 48k U.S. patients
Seizure type(s)	Generalized and focal seizures	Focal seizures (primarily)	Continuous/persistent electrographic or clinical seizures		- Drop seizures (atonic, tonic, or tonic-clonic) - 90% intractable

Not for promotional use

MARINUS

[1]Symonds et al. Incidence and phenotypes of childhood-onset genetic epilepsies: a prospective population-based national cohort. Brain. 2019 Aug 1;142(8):2303-2318.
[2]Curatolo P, Bombardieri R, Jozwiak S. Tuberous sclerosis. Lancet. 2008;372:657–68.
[3]DeLorenzo RJ et al. J Clin Neurophysiol. 1995; 12: 316-325
[4]Rossetti and Lowenstein. Lancet Neurol. 2011 Oct; 10(10): 922–930
[5]Trevathan et al. (1997). Epilepsia, 38(12), 1283–1288
[6]Highly refractory population estimated through ZS & Associates Opportunity Assessment market research and internal assessment of ~40% of refractory TSC patients would represent a highly refractory population.

©2023 Marinus Pharmaceuticals. All Rights Reserved I 4

ZTALMY® (ganaxolone) oral suspension CV Marigold Clinical Data & Commercial Launch Not for promotional use

Phase 3 Marigold Trial Open Label Extension Data

Marigold Study
CDKL5 Deficiency Disorder

Reduction in monthly major motor seizure frequency through 2 years of the OLE*

Trial data published in *Epilepsia*



Sustained Seizure reductions were observed in OLE patients
Median (%) change in 28-day major motor seizure frequency from baseline
0
-10
-20
-30
-40
-50
-60
-70
-80
-90
-100
-24.7
-32.1
-30.0
-41.7
-43.8
-47.3
-51.9
-48.2
1-3 Months (n=87)
4-6 Months (n=79)
7-9 Months (n=73)
10-12 Months (n=67)
13-15 Months (n=61)
16-18 Months (n=54)
19-21 Months (n=52)
22-24 Months (n=50)
26 patient discontinuations
11 patient discontinuations

Patients who remained in the clinical trial at 2 years experienced sustained reduction in MMSF[1]

- Following the pivotal trial, 88 out of 101 patients entered an open-label extension study to evaluate the ongoing safety and efficacy of ZTALMY.[1]
- The primary objective of the OLE was to collect additional safety and tolerability data. Safety findings were consistent with the double-blind phase; no new safety findings had emerged at the time of analysis.[1,2]
- Additional efficacy assessments were also performed. Open-label design and small sample size preclude conclusions about efficacy.

*Data as of June 30, 2022

1. Data on file. Marinus Pharmaceuticals, Inc.
2. Specchio N, Amin S, Hulihan J, et al. Extended duration safety and efficacy of ganaxolone for the treatment of CDKL5 deficiency disorder: preliminary open-label extension analysis (Marigold Study). American Epilepsy Society. Dec 4-8, 2020. Virtual conference.

MARINUS

Not for promotional use

©2023 Marinus Pharmaceuticals. All Rights Reserved
I 6

©2023 Marinus Pharmaceuticals. All Rights Reserved I ZTALMY® Q3 2023 Performance Metrics Indicate Early Launch Success 7 $5.4M ZTALMY® U.S. net product revenues for the third quarter of 2023 Approximately 140 patients active on therapy at end of Q3 Average of 13 days from prescription order to fulfillment ZTALMY net product revenue guidance increased to between $18.5M -$19M for the fiscal year 2023 ~225 million covered lives, including both commercial and government programs Not for promotional use

©2023 Marinus Pharmaceuticals. All Rights Reserved I A Comprehensive Commercial Strategy to Grow the ZTALMY® Brand Patient identification Activate the caregiver community Focused education to HCPs to establish ZTALMY as the standard of care for CDD seizure management Continuously enhance the patient experience • Elevate by educating HCPs on the importance of determining the genetic etiology of patients with refractory epilepsy syndromes • Increased investment in third party data expected to allow targeting of approximately 2x more CDD patients • Inspire through newly added “Shining Moments™” educational programing delivered directly to the caregiver community focused on ZTALMY and CDD the community • Promotional education targeted to HCPs with a high propensity of having CDD patients and prescribing ZTALMY • Data driven analytics and HCP segmentation strategies to deliver the right message, to the right HCP, at the right time • Refine the ZTALMYOne™ patient support program to meet the evolving needs of the CDD community Drive best in class practices, establish Marinus as a leader in refractory epilepsy, and build capabilities for future launches Not for promotional use 8

Rare Epilepsies Oral Ganaxolone Pipeline

Tuberous Sclerosis Complex “Many individuals with TSC continue to experience uncontrolled seizures despite a cocktail of multiple antiepileptic drugs. Because new options are always needed, the TSC community welcomes clinical evaluation of new epilepsy treatments” - Kari Luther Rosbeck, President & CEO of the Tuberous Sclerosis Alliance

Tuberous Sclerosis Complex (TSC)

CAUSE	• Defect or mutation of *TSC1* and/or *TSC2* genes
INCIDENCE	• ~1 in 6,000 live births[1]
COMMON SYMPTOMS	• Seizures, cognitive impairment, behavioral difficulties, skin/kidney/lung abnormalities, etc
EPILEPSY IN TSC	• Occurs in ~80-90% of those with TSC[2] • Two-thirds refractory to existing therapies[2] • Seizures typically begin within first year of life (infantile spasms and/or focal seizures)[3]

TSC is one of the most common genetic epilepsies often exhibiting highly refractory seizures despite existing therapies

MARINUS

1. Hasbani DM & Crino PB 2018 Hand. Clin. Neurol.
2. Henske EP *et al.* 2016 Nat. Rev. Dis. Primers.
3. Chu-Shore CJ *et al.* 2010 Epilepsia

©2023 Marinus Pharmaceuticals. All Rights Reserved I 11

©2023 Marinus Pharmaceuticals. All Rights Reserved I TSC Phase 2 Trial Results 12 * -200 -100 -80 -60 -40 -20 0 20 40 60 80 100 Percent reduction in TSC-associated seizure frequency =median 16.6% Secondary and Exploratory Analyses Primary Endpoint Results: 16.6% median reduction in TSC-associated seizures Ganaxolone was generally well-tolerated with somnolence, sedation and fatigue reported as the most common adverse events; in addition, one treatment-related serious adverse event of seizure was reported in the trial * Secondary endpoint Proportion of patients with a ≥50% reduction in TSC-associated seizure frequency Intent to Treat (n=23) +Cannabidiol (n=12) +Everolimus (n=11) 0 5 10 15 20 25 30 35 40 45 50 36.4 25.0 30.4 Percent of patients % % % Subjects with Focal Seizure Types (n=19) 0 10 20 30 25.2 Percent reduction in focal seizure frequency (median) %

©2023 Marinus Pharmaceuticals. All Rights Reserved I Phase 3 Protocol Refinements Informed by Phase 2 13 Phase 3 Slower titration initially, designed to optimize tolerability and improve efficacy No (n=6) Yes (n=17) 0 5 10 15 20 25 30 Somnolence-related AE Percentreduction in TSC-associated seizure frequency (median) Phase 2 Patients without somnolence related AEs experienced directionally better seizure reductions 0 7 14 21 28 35 0 50 10 150 20 250 Time (days) Modeled GNX Concentration (ng/mL) 300 Predicted GNX Concentration (Ph2 Titration) Predicted GNX Concentration (Ph3 Titration)

Phase 3 Trial Overview

TrustTSC



Double-blind Phase
Eligible Patients with TSC
R 1:1
Ganaxolone
Primary Endpoint Analysis
Placebo
Open-label Ganaxolone
Baseline (4 weeks)
Titration (28 days)
Maintenance (12 weeks)

- Enrollment: ~128 patients, targeting sites in the U.S., Western Europe, Canada, Israel, Australia and China
  - 90% powered to detect a 25% treatment difference
  - Statistical significance could be achieved with a treatment difference of approximately 15%
  - Similar powering assumptions and treatment group size to recent rare epilepsy trials (TSC, LGS, CDD, etc.)
- Primary Endpoint: Percent change in 28-day TSC-associated seizure frequency during 16-week treatment period compared to baseline
- Key Secondary Endpoints: Percent change in TSC-associated seizure frequency during 12-week maintenance period, 50% responder rate, and clinical global impression

MARINUS

©2023 Marinus Pharmaceuticals. All Rights Reserved I 14

©2023 Marinus Pharmaceuticals. All Rights Reserved I TrustTSC Patient Experience and Demographics 15 *These are preliminary data as of August 2023 and may not be representative of demographics of patients and discontinuation rates upon completion of the TrustTSC Trial Age (mean [min-max]) 15 [2-39] Gender 55% male 45% female Concomitant ASMs (mean) 3.1 Baseline Seizure Rate (median, per 28 days) 25% Epidiolex® 41% AFFINITOR® 52 DB Discontinuation <10% only 1 somnolence-related AE B L I N D E D ASM: antiseizure medication; DB: double-blind (# pts DC’d / # pts enrolled)

Unlocking a 4-5x Growth Opportunity for ZTALMY®



TSC
CDD
TSC Prevalence
50,000
1/6000 incidence[1]
TSC Epileptic
40-43k
80-85% Epileptic[2,3]
TSC Refractory
24-28k
60-65% Refractory[3]
TSC Highly Refractory
9.6-11k
40% Highly Refractory[4]
Addressable Patient Population
CDD Patients
~2,000
CDD Patients[5]

[1]Curatolo P, Bombardieri R, Jozwiak S. Tuberous sclerosis. Lancet. 2008;372:657–68
[2]Kingswood et al. TuberOus SClerosis registry to increase disease Awareness (TOSCA) - baseline data on 2093 patients. Orphanet J Rare Dis. 2017 Jan 5;12(1):2
[3]Chu-Shore CJ, Major P, Camposano S, Muzykewicz D, Thiele EA. The natural history of epilepsy in tuberous sclerosis complex. Epilepsia. 2010 Jul;51(7):1236-41
[4]Highly refractory population estimated through ZS & Associates Opportunity Assessment market research and internal assessment of ~40% of refractory TSC patients would represent a highly refractory population.
[5]Estimated from Symonds et al. Incidence and phenotypes of childhood-onset genetic epilepsies: a prospective population-based national cohort. Brain. 2019 Aug 1;142(8):2303-2318

MARINUS

©2023 Marinus Pharmaceuticals. All Rights Reserved I 16

©2023 Marinus Pharmaceuticals. All Rights Reserved I Leverage of Existing ZTALMY® Infrastructure to TSC Expected to Yield Significant Return with Modest Expansion 17 17 TSC COMMERCIAL INFRASTRUCTURE Modest increase in field force MARKETING STRATEGY Distinct TSC positioning EXPANDED TARGETS 80% overlap, +400 priority accts Build upon >120 unique prescribers ACCESS STRATEGY Competitive marketplace Clear TSC Launch Plan CAREGIVER ACTIVATION Community education on ZTALMY® Existing ZTALMY CDD Commercial Organization

Second Generation Product Development

©2023 Marinus Pharmaceuticals. All Rights Reserved I Second Generation Ganaxolone 19 Goals Target Oral Pharmacokinetic Profile Increase efficacy Consistent delivery to achieve target plasma concentration Improve tolerability Optimize PK profile to reduce Cmax-related adverse effects Reduce dosing frequency More sustained exposure to allow once- or twice-daily dosing Lower cost of goods Better absorption to reduce API requirements per dose Enhance IP protection Improve formulation characteristics to provide opportunity for new IP AUC Cmax Tmax MEC MTC Current profile Target profile Increase the proportion of time the plasma level exceeds a minimally effective concentration (MEC) Avoid a significant increase in peak level (Cmax) that would exceed the maximum tolerated concentration (MTC) Second-generation ganaxolone development approaches: • Reformulation • Prodrug

©2023 Marinus Pharmaceuticals. All Rights Reserved I Phase 1 Single Ascending Dose (SAD) Study 20 20 Mean Cmax (ng/mL) Mean AUC0-t (h*ng/mL) 41% 31% 38% 18% 18% 14% Study design Ganaxolone reformulation demonstrated linear kinetics at single doses from 100-1200 mg • Single dose PK study in healthy adult volunteers • Evaluated PK profile of 100, 200, 400, 600, 900 and 1200 mg of reformulated ganaxolone • Ganaxolone reformulation administered as sprinkle mixed with water or yogurt Test Reference Test Reference

Next Steps: Ganaxolone Reformulation and Prodrug

Second generation ganaxolone formulation goals

- Linear kinetics
- Achieve steady state 100-200 ng/mL
- Minimize peak-trough variability
- Allow once or twice daily dosing while maintaining adequate trough level at steady state (Average trough levels in Marigold study were ~88 ng/mL)

Phase 1 multiple ascending dose (MAD) study of a second generation ganaxolone formulation:

- Preliminary results demonstrated linear kinetics through a wide dose range that could allow individualization of treatment in patients with refractory epilepsy
- Expect to apply extended-release technologies to the formulation targeting consistent exposure to achieve once or twice daily dosing while allowing physicians to dose titrate to higher serum concentrations of ganaxolone

Ganaxolone Prodrug

Oral prodrug candidate selected

Goals:
- Optimize PK parameters for efficacy, tolerability and dosing frequency
- Increase absorption (oral), solubility (IV)

Preclinical IND-enabling trials planned

Clinical: IND to follow completion of planned preclinical studies

MARINUS
©2023 Marinus Pharmaceuticals. All Rights Reserved
21

Acute Seizure Disorders Intravenous (IV) Ganaxolone Pipeline

Status Epilepticus

Status Epilepticus Overview

Status Epilepticus = Condition resulting from either the failure of the mechanisms responsible for seizure termination or from the initiation of mechanisms which lead to:

- *abnormally prolonged seizures (after time point t_1)*
- *can have long-term consequences (after time point t_2)*

Incidence of SE in the United States:

~150,000

SE episodes per year[1]

Associated with significant morbidity in survivors:

- **Disabling cognitive deficits[2]**
- **Increased risk for development of epilepsy[2]**

Increased mortality associated with:

- **Underlying SE etiology[3]**
- **More refractory SE[4]**
- **Therapeutic coma exposure[3]**
- **Increased age[3]**

Significant healthcare utilization:

- **Substantial direct healthcare cost[5] especially as SE progresses[6]**

MARINUS

1. DeLorenzo RJ *et* al 1995 J Clin Neurophysiol 2. Naylor DE. Epilepsia Open. 2023
3. Rossetti AO, et al. J Neurol Neurosurg Psychiatry. 2006 4. Jayalakshmi S, et al. Seizure. 2015
5. Penberthy LT, et al. Seizure. 2005 6. Guterman EL, et al. JAMA Neurol 2021

©2023 Marinus Pharmaceuticals. All Rights Reserved I 24

Pharmacokinetics/Pharmacodynamics Well Suited for Acute SE Treatment

Ganaxolone activates the extrasynaptic $GABA_A$ receptor, is associated with high brain concentrations, and delivers a rapid onset of action.



Presynaptic terminal
Postsynaptic membrane



GABA
GABA binding sites
GNX binding sites
GABA receptors
Postsynaptic membrane
Normal GABAergic signaling
Increased GABAergic signaling
Positive Allosteric Modulation

Experimental PK – plasma and brain[1]



Concentration (ng/ml or ng/g)
Brain ganaxolone
Plasma ganaxolone
Time (min)

Brain and plasma concentration after ganaxolone 3 mg/kg IM in mice

Human PK[2]

Following 30 mg ganaxolone bolus (over 5 minutes):

C_{max} 1,240 ng/mL
T_{max} 0.08 hrs

Human PD – EEG changes[2]

EEG bispectral index in healthy volunteers following IV ganaxolone



BIS
Baseline
Placebo (n=2)
10 mg (n=3)
20 mg (n=6)
30 mg (n=3)
2-min bolus (Placebo and 20 mg groups)
5-min bolus (10 and 30 mg groups)
Time (min)

MARINUS

1. Zolkowska D, Wu CY, Rogawski MA. Intramuscular allopregnanolone and ganaxolone in a mouse model of treatment-resistant status epilepticus. Epilepsia. 2018 Oct;59:220-7.
2. Data on file, Marinus Pharmaceuticals, inc.

©2023 Marinus Pharmaceuticals. All Rights Reserved
25

Strategic Approach to SE Clinical Development

Line of treatment		Stage	Episodes
		Status Epilepticus (SE)	~150,000 SE episodes/year[1]
1st Line Benzodiazepine(s)		Established SE (ESE)	~75,000 SE episodes /year[2]
2nd Line IV Antiseizure Medications		Refractory SE (RSE)	~35,000 SE episodes/year[3]
3rd Line IV Anesthetics *(Medically Induced Coma)*		Super Refractory SE (SRSE)	~10,000 SE episodes/year[3]



Convulsive SE
45%
of total SE population[1]
55%
of total SE population[1]
Non-Convulsive SE/ Focal SE

raise II

raise

Potential Future Clinical Study Due to Encouraging EIND Outcomes

MARINUS

1. DeLorenzo RJ Pellock JM Towne AR Boggs JG. *Epidemiology of status epilepticus.* J Clin Neurophysiol. 1995; 12: 316-325
2. Kapur et al. *Randomized Trial of Three Anticonvulsant Medications for Status Epilepticus N Engl J Med 2019;381:2103-13.*
3. Rossetti and Lowenstein. Management of refractory status epilepticus in adults Lancet Neurol. 2011 Oct; 10(10): 922–930

©2023 Marinus Pharmaceuticals. All Rights Reserved I 26

Phase 2 Refractory Status Epilepticus Trial (RSE) Design

SE Patients

- Diagnosis of convulsive or non-convulsive SE
- Failed at least one 2nd line IV AED but had not progressed to 3rd line IV anesthetics

Screening → Treatment Period → Post-treatment Follow-up

Treatment Period		
Loading Dose	Maintenance	Taper
Bolus plus continuous infusion	2-4 day infusion	18-hour taper

Post-treatment Follow-up	
24 hour	Weeks 2, 3, 4

Cohort	Dose of ganaxolone/day	N
Low	500mg/day	5
Medium	650mg/day	4
High	713mg/day	8

17 patients enrolled

8 males, 9 females

Mean age: 57 years old (range: 23-88)

Goals of a new treatment

- Rapid cessation
- Maintenance of seizure control
- Prevent progression to IV anesthetics

Limitations of current treatments

- **1st line** Benzodiazepines ineffective in 45%-50%; limited by cardiovascular and respiratory side effects
- **2nd line** Ineffective in over 50% of established SE; further decreased response in refractory SE
- **3rd line** IV Anesthetics: high morbidity, mortality ~35%; increased duration of hospitalization and costs of care

Endpoints

- **Primary:** Percent of patients who did not require escalation of treatment with IV anesthetic within the first 24 hours after ganaxolone initiation
- **Secondary:** Additional efficacy, safety and tolerability

MARINUS

©2023 Marinus Pharmaceuticals. All Rights Reserved
27

©2023 Marinus Pharmaceuticals. All Rights Reserved I 28 Phase 2 Trial Results Demonstrated Rapid Onset And Durability of Effect Data presented at AES 2019 AEDs – antiepileptic drugs Cohort No escalation to IV anesthetics within 24 hours from infusion initiation (Primary Endpoint) Status-free through 24 hours from infusion initiation (investigator determination) No escalation to additional IV AEDs or IV anesthetics for status relapse at any time through 24 hours after ganaxolone discontinuation No SE Relapse at anytime during the 4-wk follow up period High (713 mg/day) (n=8) 100% (8 of 8) 88% (7 of 8) 100% (8 of 8) 100% (6 of 6) (1ET, 1 died) Medium (650 mg/day) (n=4) 100% (4 of 4) 100% (4 of 4) 75% (3 of 4) 67% (2 of 3) (1 ET) Low (500 mg/day) (n=5) 100% (5 of 5) 100% (5 of 5) 60% (3 of 5) 50% (1 of 2) (1 died) Immediate Prior AED Administered 4 Hours (mean) to ganaxolone treatment SE Cessation Occurred Rapidly in All Dose Groups (median = 5 minutes) Safety Summary: • 2 treatment emergent serious adverse events noted as severe sedation • 13 treatment emergent adverse events: 5 moderate (4 somnolence; 1 hypercarbia); 6 mild (2 hypotension, 2 somnolence, 1 urinary retention, 1 hypercarbia) Trial data published in Epilepsia

©2023 Marinus Pharmaceuticals. All Rights Reserved I PK/PD Relationship and Rationale for Target Dose 29 29 PK model estimations Vaitkevicius H et al. Intravenous ganaxolone for the treatment of refractory status epilepticus: Results from an open-label, dose-finding, phase 2 trial. Epilepsia. 2022 Sep;63(9):2381-2391 Seizure Burden Reduction Low dose cohort Medium dose cohort High dose cohort Plasma Ganaxolone Concentration High dose regimen designed to yield plasma ganaxolone levels at or above target concentration of 500 ng/mL for 8 hours

RAISE: Phase 3 Trial in Refractory Status Epilepticus

raise

Primary Objective: To assess the efficacy and safety of IV ganaxolone for the treatment of status epilepticus after failure of 2 or more antiseizure medications

Patient Population

Key Inclusion Criteria

- Patients **12 years of age or older**
- **SE with or without prominent motor features** based on clinical and EEG findings
- **Failed ≥2 antiseizure treatments** in the current episode of SE:
  - Benzodiazepine + ≥ 1 IV ASM, or
  - ≥ 2 IV ASMs
- **IV anesthesia would likely be the next step** in SE treatment

Key Exclusion Criteria

- **Life expectancy** <24 hours
- **More than 18 hours of high-dose IV anesthetics**, or **continue to have persistent seizures** on high-dose IV anesthetics
- **Anoxic brain injury** or an uncorrected **rapidly reversible metabolic condition** as the primary cause of SE

Study Treatment

- 1:1 randomization to ganaxolone or placebo IV solution added to ongoing standard of care
- Continuous EEG monitoring
- Dosing
  - 30 mg bolus
  - IV infusion x 36 hours
  - 12-hour taper

Phase 3 regimen designed to yield plasma ganaxolone levels at or above target concentration of ≥ 500 ng/mL for **12 hours**

Study status

- >80% of enrollment for interim analysis complete as of November 27, 2023
- Enrollment for the interim analysis expected to be completed by end of Q1 2024
- Topline readout expected Q2 2024 if pre-defined interim analysis stopping criteria are met

*SE, status epilepticus; SRSE, super refractory status epilepticus; IV, intravenous; ASM, antiseizure medication; IV ASMs: fosphenytoin/phenytoin, levetiracetam, valproic acid, lacosamide, brivaracetam, phenobarbital

https://classic.clinicaltrials.gov/ct2/show/NCT04391569

Ganaxolone development for RSE is being funded, in part, by the Biomedical Advanced Research and Development Authority (BARDA), part of the Office of the Assistant Secretary for Preparedness and Response at the U.S. Department of Health and Human Services, under contract number 75A50120C00159. BARDA granted a no cost extension of the period of performance for completion of the RSE Phase 3 clinical trial to 9/30/3024

MARINUS

©2023 Marinus Pharmaceuticals. All Rights Reserved I 30

©2023 Marinus Pharmaceuticals. All Rights Reserved I Baseline Characteristics of the RAISE Trial* 31 Phase 2 RSE Study (17 patients)1 Phase 3 RAISE Study *This is preliminary RAISE data as of Sept. 2023 and may not be representative of demographics of patients upon full enrollment of the RAISE trial STESS: mean (range) Severity of the RAISE population ASM utilization in RAISE # IV ASMs Proportion of patients 1 6% 2 48% 3 39% 4 4% All ASMs prior to IP Median (Range) 3 (1-6) Rate of escalation of care before IP IV ASM Last 2nd 3rd Median 10.5 h 28 h 54 h SE type Motor signs Proportion of patients Present 30%(focal) Absent 70% Time from SE onset to IP initiation (hours) Median (max) 24.5 (155) History of Epilepsy 53% 57% Age: mean (range) 56.9 (23-88) 59 (15-90) Seizure Burden 61.4% 33% Failed IV ASMs: median 2 2 Etiology Same across both trials 2.8 (0-6) STESS: mean (range) 2.8 (0-6) 2.8 (0-6) Received a BNZ 82% 91% Mortality 18% 27% 1Vaitkevicius H et al. Intravenous ganaxolone for the treatment of refractory status epilepticus: Results from an open-label, dose-finding, phase 2 trial. Epilepsia. 2022 Sep;63(9):2381-2391 31

RAISE Endpoints and Interim Analysis

xraise

Endpoints

CO-PRIMARY ENDPOINTS

Onset of Action: Proportion of participants with SE cessation within 30 minutes of study drug initiation without medications for the acute treatment of SE[§]

Durability of Effect: Proportion of participants with no progression to IV anesthesia for 36 hours following study drug initiation

KEY SECONDARY ENDPOINTS

Time to SE cessation following study drug initiation

No progression to IV anesthesia for **72 hours** following study drug initiation

OTHER SECONDARY ENDPOINTS

- Proportion of patients who develop **SRSE**
- **Seizure burden** reduction
- **Discharge** destination
- **Disability** at final assessment

HEALTHCARE UTILIZATION ENDPOINTS

- Time on **positive pressure ventilation**
- **ICU** length of stay
- **Hospital** length of stay

Interim Analysis

KEY COMPONENTS

- Sample N = 82 (Two-thirds of total sample, N=124)
- Timing
  - Database "freeze" when 82nd patient completes 72 hours
  - Initiates data cleaning then analysis by an unblinded, independent statistician
  - Interim data tables provided to Data Monitoring Committee

INTERIM TOPLINE DATA

- Co-primary endpoints
- Key secondary endpoints

STATISTICAL POWER

- 94% power to detect a 40% treatment difference at interim analysis
- Minimum delta for statistical significance = 19%-27%

MARINUS

[§] Medications for the acute treatment of SE are defined as ASMs administered to abort ongoing SE or prevent imminent recurrence of SE based on clinical or EEG evidence. This definition excludes maintenance doses of ASMs or medications with anticonvulsant properties used for other reasons, such as procedural sedation.

©2023 Marinus Pharmaceuticals. All Rights Reserved I 32

©2023 Marinus Pharmaceuticals. All Rights Reserved I RAISE II: Phase 3 Trial in Refractory Status Epilepticus 33 1 Kapur et al. Randomized Trial of Three Anticonvulsant Medications for Status Epilepticus N Engl J Med 2019;381:2103-13. Benzodiazepine Administered IV AEDs (antiepileptic drugs) IV Anesthetics (Medically Established Status induced Coma) Epilepticus (ESE) Super Refractory Status Epilepticus (SRSE) Refractory Status Epilepticus (RSE) 1st Line 3rd Line Status Epilepticus 2nd Line ICU Tertiary Center ICU Emergency Room RAISE vs. RAISE II TARGET PATIENT POPULATION Failure of at least two or more treatments, either: Benzodiazepine(s) + > 1 IV AED OR > 2 IV AEDs (n=124) Failure of benzodiazepines and at least one IV AED’s (RSE) (n=70) COMPARATOR Ganaxolone vs. Placebo in patients receiving background standard of care Ganaxolone vs. Placebo with concurrent IV AED initiation PRIMARY ENDPOINT Co-primary endpoints: (1)SE cessation within 30 min (2) no escalation to IV anesthesia within 36 hrs Responder analysis: SE cessation within 30 min and no escalation of care within 36 hrs Trial Goals: • Support potential European approval in RSE • Potential indication expansion opportunity (relative to the RAISE trial population)

©2023 Marinus Pharmaceuticals. All Rights Reserved I Published Research Suggests Early Treatment Intervention May Improve Clinical Outcomes 34 Status epilepticus (SE) duration ≥12 hours was an independent predictor of an unfavorable outcome at discharge in patients with post-stroke SE (OR 9.58 (1.978-46.407)1 % Mortality After Discharge1 SE Duration, % Time to SE onset post-stroke <12 hours ≥12 hours <3 days 33.3 83.3 ≥3 days 14.8 33.3 1Santamarina E, et al. Seizure. 2018;60:172-177. 2. 2DeLorenzo RJ, et al. Seizure 2009;18(6):405. 0 5 10 15 20 25 30 35 40 30-60 minutes >60 minutes % Mortality Duration of SE SE duration > 60 minutes associated with ↑ mortality after adjustment of covariates (e.g. age, etiology)2 Community University

©2023 Marinus Pharmaceuticals. All Rights Reserved I ► Novel dosing approach and current EINDs • ↓Cmax but ↑ AUC + oral wean • Ganaxolone 833mg/day x 48h➛1,050mg/day x 168h • Captisol® 50gm/day ➛63gm/day Approach to SRSE 35 21 patients with SRSE treated to date with IV ganaxolone 14 with similar regimen to RSE dosing 7 with new regimen specific to SRSE 3-month oral taper 0 24 48 72 96 120 144 168 192 0 200 400 600 800 1000 Time (h) Simulated GNX Plasma Concentration (ng/mL) Simmulated serum levels in RAISE trial GNX measured Simmulated serum levels during SRSE treatment ► Potential future clinical study due to encouraging EIND learnings • Continued support of EINDs • ISS or investigator-led group cooperative OL study • Industry led OL study • Dosing/treatment guideline development 35

©2023 Marinus Pharmaceuticals. All Rights Reserved I Super Refractory Status Epilepticus: Ganaxolone Experience to Date 36 New onset refractory status epilepticus (NORSE) Febrile illness-related epilepsy syndrome (FIRES) Lennox-Gastaut syndrome PCDH-19 related epilepsy Autoimmune encephalitis Herpes encephalitis Stroke Mitochondrial disorders Outcome Number of patients Recovered 9 Partial recovery 4 Did not recover 8 Ages Diagnoses Outcomes Age range Number of patients 1-3 years 2 4-12 years 5 13-17 years 3 18 and above 11 Total 21 36 5 of the 7 patients treated with the new regimen had a favorable outcome

Building Commercial Infrastructure for Future IV Launches

Roadmap to Success in the Hospital Market

Charting our own path to deliver a groundbreaking treatment for patients with refractory status epilepticus

Market Segmentation & Targeting

Advanced analytics as a GPS for account targeting

Balanced prioritization across account archetypes

Robust Total Value Proposition

Clinical differentiation

Clear value story

Bespoke GTM deployment teams

Accelerated Access Strategy

Distribution & Channel

Reimbursement pathways

Operational Support for Rapid Uptake

250ml exclusive offering

Access, reimbursement & informatics support

Launch prioritization

Focus on key accounts to enable optimized commercial structure and approach



6,000
Total U.S. Hospitals
~4,800
Provide Acute Care
~3,000
Segmented Accounts
Balanced Prioritization

MARINUS

©2023 Marinus Pharmaceuticals. All Rights Reserved I 38

©2023 Marinus Pharmaceuticals. All Rights Reserved I Outcomes Deteriorate as RSE Progresses Despite Intensive Levels of Care As SE progresses, healthcare resource utilization increases, but patient outcomes worsen IV anti-seizure meds Medically-induced coma with IV anesthetics Progression to ≥ 3 ASMs 6 Avg ICU Days 60% Not Discharged Home 13 Avg Inpatient Days 16% Mortality 8 Avg ICU Days 59% Not Discharged Home 15 Avg Inpatient Days 25% Mortality 30% of RSE pop. 40% of RSE pop. Progression to IV-GA Source: Premier Chargemaster, Cost of Care Analysis 2023 39 4 Avg ICU Days 8 Avg Inpatient Days 40% Not Discharged Home 9% Mortality 30% of RSE pop. No Progression 39

©2023 Marinus Pharmaceuticals. All Rights Reserved I Clinical and Healthcare Costs Associated with RSE 40 Utilization and Cost Outcomes Metric Cohort 1 (≤ 1 IV AED) Cohort 2 (> 1 IV AED) Cohort 3 (≥ 1 IV anesthetic) All Unique RSE patient encounter, N (%) 14,694 (33.4) 10,140 (23.1) 19,154 (43.5) 43,988 (100) Hospital length of stay (LOS) (days) Mean* 4.7 7.2 12.0 8.4 Median* 3 4 8 5 ICU LOS (for ICU patients only) Mean* 2.7 3.1 6.6 5.4 Median* 2 2 4 3 Total hospital cost* ($USD) Mean* $11,532 $18,328 $41,858 $26,304 Median* $6,812 $10,592 $24,105 $13,201 * Indicates p<0.05 across all pairwise comparisons Source: Guterman EL 2021 JAMA Neurol. Ganaxolone may offer the potential to reduce hospital costs and length of stay Treatments that prevent progression to SRSE with its associated complications may reduce length of stay and hospital costs

Financial Update

Financial Overview

2023 Full Year Guidance

Revenues:

- ZTALMY® Net Product Revenue: $18.5 - $19 million
- BARDA Revenue: $11 - $12 million

Operating Expenses

- FY 2023 GAAP operating expenses (SG&A and R&D) of between $158 - $162 million; including ~$16 million of non-cash stock-based compensation

Financial Summary (at Sept. 30, 2023):

- $176.4 million in cash, cash equivalents, and short-term investments
- Cash runway into Q4 2024
- $75 million in debt; interest only through May 2024, matures 2026
- 54.6 million shares outstanding; 65.1 million shares on a fully dilutive basis[1]

Investor Relations – Nasdaq: MRNS

Analyst Coverage*:

Cantor Fitzgerald: Charles C. Duncan, Ph.D.

Cowen: Joseph Thome, Ph.D.

H.C. Wainwright & Co: Douglas Tsao

Jefferies: Andrew Tsai

JMP Securities: Jason N. Butler, Ph.D.

Ladenburg Thalmann: Michael Higgins

Oppenheimer: Jay Olson

RBC: Brian Abrahams

RW Baird: Brian Skorney

SVB Securities: Marc Goodman

Truist: Joon Lee, M.D., Ph.D.

*Note: Opinions, estimates, and forecasts of the individual analysts regarding Marinus do not represent opinions, estimates, and forecasts of Marinus. The listing above does not imply endorsement or concurrent with their information, conclusions, or recommendations.

[1] Fully dilutive total includes impact of pre-funded warrants and outstanding stock options and RSU's

MARINUS
©2023 Marinus Pharmaceuticals. All Rights Reserved
I 42

©2023 Marinus Pharmaceuticals. All Rights Reserved I Driving Global Access of ZTALMY® (ganaxolone) 43 Europe: Collaboration agreement with Orion Corporation for ganaxolone in CDD, TSC, RSE • Up to €90 million of development, commercial, and sales milestones1 ; tiered royalties in the low double-digits up to the high teens (oral suspension) and low 20s (IV) China: Collaboration agreement with Tenacia Biotechnology for ganaxolone in CDD, TSC, SE • Up to $256 million of development, commercial, and sales milestones2 ; tiered double-digit royalties MENA: Distribution agreement with Biologix Fzco for ganaxolone • Revenue sharing arrangement with regulatory milestones Japan: Targeting collaboration agreement in second half of 2024 Marinus Access Program Program initiated in Q4 2023 to expand global access to ZTALMY in non-partnered markets for appropriate patients with seizures associated with CDD 1Subject to achievement of certain clinical and commercial launch milestones related to CDD, TSC, and RSE and annualized sales thresholds for the oral and IV products 2Subject to achievement of regulatory approvals for CDD and TSC

Intellectual Property

©2023 Marinus Pharmaceuticals. All Rights Reserved I Multiple Layers Of Potential Protection 45 Orphan drug designations for CDD and PCDH19 provide 7 and 10 years regulatory exclusivity in U.S. and EU, respectively. Orphan drug designation for SE provides 7 years regulatory exclusivity in U.S. U.S. Patents/ Patent Applications Expiration Date Status Epilepticus Method of Use Patent granted on clinical regimen 2040 Patent granted on clinical regimen using broader ganaxolone dosing 2040 Applications pending on dosing regimens for SRSE and ESE 2041/2042 Formulation Licensed Captisol® patents Through 2033 Applications pending on IV formulation 2036 CDKL5 Deficiency Disorder Method of Use Patent granted (licensed) for treatment of epileptic disorders 2037 Application pending on dosing regimen 2038/2041/2042 Formulation Patents granted (oral suspension) 2031 (if PTE granted) Tuberous Sclerosis Complex Method of Use Patent granted on a method of treating TSC-related epilepsy 2040 Application pending on new dosing regimens 2041/2042 Formulation Patents granted (oral suspension) 2031 (if PTE granted) Second Generation Ganaxolone Formulation Application pending on second generation formulations 2042/2043

Appendix

©2023 Marinus Pharmaceuticals. All Rights Reserved I 47 Ganaxolone Placebo 0 10 20 30 40 Median Percent Reduction 28-day Frequency of Major Motor Seizures 30.7% 6.9% *Wilcoxon Rank-Sum Test **Hodges-Lehman Estimate of Median Dif erence Patients taking ganaxolone experienced a significant reduction in seizure frequency Ganaxolone reduced the frequency of monthly major motor seizures by a median of 30.7% compared with 6.9% for placebo (p=0.0036)* Δ = 27.1% (47.9 - 9.6)** *Hodges-Lehmann estimate of median difference (95% confidence interval) **Wilcoxon rank-sum test Phase 3 Marigold data published in The Lancet Neurology First international CDKL5 guidelines published in Frontiers in Neurology Phase 3 CDD Marigold Trial Data and Safety Summary Not for promotional use Treatment Emergent Adverse Events (TEAE) Preferred Term Placebo (n=51) Ganaxolone (n=50) Any TEAE, n (%) 45 (88.2) 43 (86.0) Somnolence 8 (15.7) 18 (36.0) Pyrexia 4 (7.8) 9 (18.0) Upper Respiratory Tract Infection 3 (5.9) 5 (10.0) Constipation 3 (5.9) 3 (6.0) Salivary Hypersecretion 1 (2.0) 3 (6.0) Sedation 2 (3.9) 3 (6.0) Includes AEs that occurred >5% of subjects in ganaxolone arm and ganaxolone > placebo Preferred Term Placebo (n=51) Ganaxolone (n=50) Any Serious TEAE, n (%) 5 (9.8) 6 (12.0) Bronchitis 0 (0.0) 1 (2.0) Rhinovirus Infection 0 (0.0) 1 (2.0) Urinary Tract Infection 0 (0.0) 1 (2.0) Pneumonia Mycoplasmal 1 (2.0) 0 (0.0) Pneumonia Viral 1 (2.0) 0 (0.0) Respiratory Syncytial Virus Bronchiolitis 1 (2.0) 0 (0.0) Oxygen Saturation Decreased 0 (0.0) 1 (2.0) Food Refusal 0 (0.0) 1 (2.0) Pneumonia Aspiration 0 (0.0) 1 (2.0) Hypoxia 1 (2.0) 0 (0.0) Faecaloma 1 (2.0) 0 (0.0) Hypotonia 1 (2.0) 0 (0.0) Seizure 1 (2.0) 0 (0.0) Unresponsive to Stimuli 1 (2.0) 0 (0.0) Serious Treatment Emergent Adverse Events

©2023 Marinus Pharmaceuticals. All Rights Reserved I Average Ganaxolone Levels Correlate with Seizure Reduction 48 • Logarithms of plasma ganaxolone level and percentage change in major motor seizure frequency were negatively correlated • Patients in the Medium and High ganaxolone level groups had an average ganaxolone concentration of 120 ng/mL and a median 38.5% reduction in seizure frequency • Incidence of CNS-related adverse events was similar across ganaxlone dose level groups Loge percentage change in major motor seizure frequency was calculated as loge (percentage change + 100) 3.0 3.5 4.0 4.5 5.0 5.5 6.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 Loge GNX Level (ng/mL) Loge Percent Change Major Motor Seizure Frequency Equivalent % Change in Major Motor Seizure Frequency r = -0.512 p = 0.001 *Pearson correlation * 145 48.4 -10.0 -45.4 -66.9 -79.9 -87.8 Equivalent GNX Level (ng/mL) 20.1 33.1 54.6 90.0 148 245 403 Low (40 ng/m L*) Medium (70 ng/m L*) High (170 ng/m L*) -100 -75 -50 -25 0 25 50 75 100 Percent Change in Major Motor Seizure Frequency **p = 0.01 *m ean GNX level w it h in Grou p **Kru skal-W allis Test n =13 n =13 n =12 Goal of reformulation is to drive consistent plasma ganaxolone levels to the mid- and upper-end of the target range

Details on Baseline Patient Characteristics for Phase 2 RSE Trial

Patient	Dosing Cohort	Etiology	History of Epilepsy	Type of SE	Failed Antiseizure Medications Prior to GNX*	Dose of Last IV AED Administered Prior to GNX (Recommended Dose)
1	Low	Vascular	No	NCSE	LAC, LEV	200mg (200-600mg)
2	Low	Unknown	Yes	NCSE	fPHT, LEV	1,000mg (1000-3000mg)
3	Low	Vascular	No	NCSE	LOR, LAC, LEV	600mg (200-600mg)
4	Low	Vascular	No	NCSE	LOR, LAC, LEV	600mg (200-600mg)
5	Low	Tumor	No	CSE	LOR, LAC, LEV	2,000mg (1000-3000mg)
6	Medium	Vascular	No	NCSE	LOR, LAC, LEV	600mg (200-600mg)
7	Medium	Drug Overdose / Withdrawal	Yes	CSE	LOR, LEV	1,000mg (1000-3000mg)
8	Medium	Unknown	Yes	CSE → NCSE	LOR, LAC, LEV	1,000mg (1000-3000mg)
9	Medium	Tumor	Yes	NCSE	LAC, LEV, PHT	200mg (100mg)
10	Target	Vascular	Yes	CSE	LOR, LAC, VPA	400mg (200-600mg)
11	Target	Drug Overdose / Withdrawal	No	CSE	LOR, LAC, LEV	400mg (200-600mg)
12	Target	Tumor	Yes	NCSE	LOR, LEV, VPA	700mg (1000-3000mg)
13	Target	Autoimmune	No	NCSE	LOR, LEV	1,000mg (1000-3000mg)
14	Target	Vascular	No	NCSE	LOR, LAC, LEV, PHT	200mg (200-600mg)
15	Target	Vascular	Yes	CSE	LOR, LEV	1,000mg (1000-3000mg)
16	Target	Tumor	No	NCSE	LOR, LAC, LEV	400mg (200-600mg)
17	Target	Autoimmune	No	NCSE	LOR, fPHT, LAC, LEV, VPA	200mg (200-600mg)

NCSE: Non-convulsive status epilepticus

CSE: Convulsive status epilepticus

LAC: Lacosamide

LEV: Levetiracetam

LOR: Lorazepam

PHT: Phenytoin

fPHT: Fosphenytoin

VPA: Valproic Acid

*Bolded, underlined IV AED's were the last ones administered prior to GNX

MARINUS

©2023 Marinus Pharmaceuticals. All Rights Reserved

49

PK/PD Relationship and Rationale for Target Dose

Modeled PK Curves for All Dose Groups



GNX Plasma Concentration (ng/mL)
1,000
800
600
400
200
0
0
6
12
18
24
Time (hrs)
Low
500mg/day
Medium
650mg/day
High
713mg/day

High Dose Achieved Target Range
≥ 500 ng/mL for ~8 hours

Seizure Burden Reduction Occurred Rapidly in All Dose Groups



Low
500mg/day
Medium
650mg/day
High
713mg/day
% Change in EEG Seizure Burden
(seizure time / total time period)
"Medium" dose < 500 ng/mL
"Low" dose < 500 ng/mL
"High" dose < 500 ng/mL
0
-20
-40
-60
-80
-100
-1
0
1
2
4
6
8
10
12
14
GNX initiation
Time (hrs)
= Time point of seizure recurrence when GNX dosing targets were < 500 ng/mL

Only **High Dose** Provided Sustained Reduction (>80%) Throughout Entire Analysis Window

MARINUS

Data presented at AES 2019
PK: Pharmacokinetics / PD: Pharmadynamic

©2023 Marinus Pharmaceuticals. All Rights Reserved
50

©2023 Marinus Pharmaceuticals. All Rights Reserved I 51 RAISE Trial Sites Standard of Care Progression to IV Anesthesia ► Surveyed PI’s at selected RAISE Trial sites to learn more about their standard of care natural history progression to IV anesthesia following the failure of one versus more than one 2nd-line IV AEDs Trial population Of those that escalate to 3rd -line IV anesthesia, they do so in ~2.5 hours following failure of the second 2 nd -line IV AED Clear unmet medical need in patients that fail two or more 2 nd line IV AEDs Guides site selection and approximates placebo response for escalation to IV anesthesia co-primary Patients with non-convulsive status epilepticus (NCSE) median 1  2 0 20 40 60 80 100 # of failed 2 nd -line IV AEDs %of Patients Progressing to 3 rd -line IV anesthetics median + 95% CI

RAISE Protocol Amended to Accelerate Enrollment

Goal is to drive greater enrollment without reducing sensitivity of study outcomes
Amended protocol more closely aligns with Phase 2 population and clinical workflow

Protocol component	Original Protocol	Amended Protocol
Escalation of treatment	Patients excluded IF SE would NOT warrant anesthesia for the next 24 hours	IV anesthesia would likely be next treatment if study drug (ganaxolone or placebo) does not control SE
Pre-treatment IV anesthesia	Treatment of the current SE episode w/ IV anesthetics at adequate dose and duration to induce anesthesia	IV anesthesia (any dose/any indication) for less than 18 hours*
Prior failed treatments	Benzodiazepine(s) and two or more second-line IV AEDs	At least two or more treatments, either: 1. Benzodiazepine(s) + $\geq$ 1 IV AED 2. $\geq$ 2 IV AEDs
EEG criteria	At least 6 minutes of seizure activity in the 30-minute period prior to study drug initiation (20% seizure burden)	At least 6 minutes of seizure activity in any 30 minutes within one hour of study drug initiation
EEG monitoring	Ceribell rapid EEG permitted for screening only	Ceribell rapid EEG permitted for study qualification and determination of EEG cessation (1st co-primary endpoint)
BMI	< 35	< 40
IV anesthetic agents	Included midazolam, propofol, thiopental, pentobarbital, phenobarbital or ketamine	Phenobarbital and ketamine removed from list of anesthetic agents

*Patients with continuing seizures despite IV anesthesia are excluded

MARINUS
©2023 Marinus Pharmaceuticals. All Rights Reserved
52

©2023 Marinus Pharmaceuticals. All Rights Reserved I Partnership and Non-Dilutive Funding Overview 53 1 Subject to launch of Ztalmy and continued development and commercialization of ganaxolone 2 Subject to continued development and commercialization of ganaxolone 3 Additional funding of up to ~$18 million exists under current contract; approval subject to continued IV ganaxolone development and at the option of BARDA Key Non-Dilutive Financing Opportunities: • Orion (EU) and Tenacia (China) royalties and milestones associated with ganaxolone commercialization and development1,2 • Expected expansion of ganaxolone opportunity into new markets via collaboration • Expansion of BARDA activities in connection with continued development of IV ganaxolone3 Impact of Partnerships Expanding $ 2023 2024 On-Going BARDA and Orion (EU) R&D Reimbursement Orion (EU) Royalty and Milestones1 $Oaktree Capital Tenacia (China) Royalty and Milestones2 $ BARDA3 & Other Global Partnerships Actively Pursuing Biologix (MENA) Revenues and Milestones2 $